Exhibit 10.1

MUTUAL RELEASE AGREEMENT

This mutual release agreement (“Release”) is made and entered into as of November 4, 2015, by and between Studioplex City, LLC a Georgia corporation (“SC”, “Party”), and Nutmeg Productions, Inc. and Parkway Productions, Inc. (together “NP&PP”, “Party” “Parties”).

WITNESSETH

WHEREAS, SC and NP&PP entered into a Two Picture Director and Executive Producer Agreement dated September 9, 2014 (“Agreement”) under which NP&PP was to perform various services for SC including, but not limited to directing and executive producing (“Services”); and

WHEREAS, the Parties wish to cancel the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do agree as follows:

1)	Cancellation of Agreement. The Parties agree that the Agreement is hereby canceled and terminated as of the date hereof, and that neither SC nor NP&PP have any further rights, liabilities or obligations under the Agreement.

2)	Release by SC. SC, on behalf of itself and on behalf of any other person or entity claiming through or under SC, does hereby release and forever discharge NP&PP, their general partners and limited partners, partners, respective directors, officers, employees, shareholders, agents, assigns, attorneys, successors, heirs, administrators, executors, representatives, and all others who may have acted or been claimed to have acted in concert with NP&PP, liable or who might be claimed to be liable from any and all claims charges, complaints, liabilities, obligations, promises, agreements, controversies, damages, demands, actions, causes of action or suits of any kind or nature whatsoever, whether they sound in law, equity, tort or contract, which SC may have had, now has or may have against NP&PP arising out of any act or omission of NP&PP under the Agreement or in any way connected with any and all transactions, occurrences or other matters relating to the Agreement.

3)	Release by NP&PP. NP&PP, on behalf of itself and on behalf of any other person or entity claiming through or under NP&PP, does hereby release and forever discharge SC, their general partners and limited partners, partners, respective directors, officers, employees, shareholders, agents, assigns, attorneys, successors, heirs, administrators, executors, representatives, and all others who may have acted or been claimed to have acted in concert with NP&PP, liable or who might be claimed to be liable from any and all claims charges, complaints, liabilities, obligations, promises, agreements, controversies, damages, demands, actions, causes of action or suits of any kind or nature whatsoever, whether they sound in law, equity, tort or contract, which NP&PP may have had, now has or may have against SC arising out of any act or omission of SC under the Agreement or in any way connected with any and all transactions, occurrences or other matters relating to the Agreement.

4)	Stock: On February 18, 2015, NP was issued 7,083,333 shares of common stock (“Stock”) of Fonu2, Inc. (ticker reference “FONU”). Said Stock shall remain the property of NP.

5)	Screen play Option: By virtue of the execution of the agreement, SC hereby assigns its option on the Screen play currently titled “EFFA” to NP and or its assignees.

6)	Miscellaneous.

(a)	This Release shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns. Any and all rights granted to any of the Parties hereto may be exercised by their agents or personal representatives.

(b)	Time is of the essence of this Release.

(c)	This Release may be executed in several counterparts, each of which shall be deemed an original, and all counterparts together shall constitute one and the same instrument.

(d)	This Release shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia.

(e)	This Release constitutes the sole and entire agreement of the Parties herein with respect to the subject matter hereof and no promises, agreements or understandings, whether oral or written, shall be of any force or effect unless set forth herein.

(f)	Parties agree to use reasonable endeavors to negotiate an agreement within 90 (ninety) days hereof with the intention of NP&PP providing the services of Penny Marshall for future motion picture development, production and exploitation.

IN WITNESS WHEREOF, the Parties hereto have signed and sealed this Mutual Release Agreement as of the day and year first above written.

Studioplex City, LLC

By:	/s/ Roger Miguel
Its:	CEO

Date:	11/4/15

Nutmeg Productions, Inc.

By:	/s/ Penny Marshall
Its:	Chairman

Date:	11/2/15

Parkway Productions, Inc.

By:	/s/ Penny Marshall
Its:	Chairman

Date:	11/2/15